Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of December 29, 2005, between Viewpoint Corporation, a Delaware corporation (the “COMPANY”), and the investors listed on Schedule of Purchasers (the “SCHEDULE OF PURCHASERS”) attached hereto as Exhibit A (individually, a “PURCHASER” and collectively, the “PURCHASERS”).

PREAMBLE

The Company has duly authorized (i) the issuance of 5,100,000 shares of the Company’s common stock, par value $.001 per share (the “COMMON STOCK”) and (ii) the issuance of warrants to purchase 1,020,000 shares of Common Stock to the Purchasers and, in respect of the shares issuable in respect to the Warrants, to the Company’s financial advisor as provided in Schedule 3.01(c), pursuant to the provisions of this Securities Purchase Agreement and the Warrants (the “WARRANTS”) to be entered into simultaneously with this Securities Purchase Agreement, the form of which is attached as Exhibit B hereto.

Each party hereto agrees as follows for the benefit of the other party:

ARTICLE ONE

DEFINITIONS

SECTION 1.01.	DEFINITIONS.

“BOARD OF DIRECTORS” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“BUSINESS DAY” means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are required or authorized by law or other governmental action to be closed.

“CAPITAL STOCK” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“CLOSING” has the meaning set forth in Section 2.02.

“COMMON STOCK” has the meaning set forth in the Preamble.

“COMMISSION” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

“COMPANY” means the party named as such in the Preamble until a successor replaces it pursuant to this Securities Purchase Agreement.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” is defined to mean generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“OPINION OF COUNSEL” means a written opinion from legal counsel which counsel may be counsel to or an employee of the Company.

“PERSON” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated as of December 29, 2005, by and between the Company and the Purchasers, as amended from time to time.

“SECURITIES” means the Common Stock and the Warrants to be issued pursuant to the provisions of the Securities Purchase Agreement and the Warrant.

“SECURITIES ACT” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“SECURITIES PURCHASE AGREEMENT” means this Securities Purchase Agreement, dated as of December 29, 2005, by and between the Company and the Purchasers, as amended from time to time.

“SUBSIDIARY,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

SECTION 1.02.	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(2)	“or” is not exclusive;
(3)	words in the singular include the plural, and words in the plural include the singular;
(4)	provisions apply to successive events and transactions; and
(5)	“herein,” “hereof” and other words of similar import refer to this Securities Purchase Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.	PURCHASE AND SALE OF THE SECURITIES.

Subject to the terms and conditions of this Securities Purchase Agreement and in reliance on the representations, warranties and covenants of the parties contained herein, the Company shall issue and deliver to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (a) the number of shares of Common Stock as set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers, such number being twenty percent (20%) of the total number of shares of Common Stock issuable to such Purchaser as described above in this Section 2.01, which warrants shall have a term of three (3) years from the issuance date hereof and an exercise price (the “WARRANT EXERCISE PRICE”) equal to $1.20, at a purchase price per share of Common Stock of $1.00 for an aggregate purchase price (the “PURCHASE PRICE”) as set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers.

SECTION 2.02.	CLOSING.

The closing of the transactions contemplated by Section 2.01 (the “CLOSING”) shall take place at 3:00 p.m. on the date hereof at the offices of Merriman Curhan Ford & Co. or at such other place as the Company and Purchaser shall mutually agree.

At the Closing, the Company shall deliver to each Purchaser (i) certificates representing the Common Stock and (ii) Warrants, in substantially the form attached as Exhibit B hereto and to be purchased by such Purchaser at the Closing duly registered in the name of such Purchaser. Delivery of such certificates to each Purchaser shall be made against receipt by the Company from such Purchaser of the aggregate purchase price set forth opposite such Purchaser’s name in column (5) on the Schedule of Purchasers by wire transfer of immediately available funds to an account designated by the Company in writing for such purpose.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce each Purchaser to enter into this Securities Purchase Agreement and purchase the Securities, the Company represents and warrants to each Purchaser as follows:

(a)          Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business and is in good standing (or has active status) in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect (as hereinafter defined). The Company has all requisite corporate power and authority to enter into this Securities Purchase Agreement and to perform its obligations hereunder, including, without limitation, the issuance and sale of the Common Stock and Warrants.

(b)          Due Authorization; Enforceability; No Conflicts. The Company has taken all corporate and stockholder action necessary to authorize the execution, delivery and performance by it of this Securities Purchase Agreement and the Warrant. Assuming the due execution and delivery of this Securities Purchase Agreement by the Purchaser, this Securities Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors’ rights generally, the availability of equitable remedies and to general equity principles. The execution, delivery and performance by the Company of this Securities Purchase Agreement and compliance by the Company with the terms hereof will not violate, conflict with or cause an event of default under the Company’s Certificate of Incorporation or the Company’s Bylaws, or any resolutions of the Company’s Board of Directors or stockholders or any agreement, instrument, judgment, order, law, rule or regulation applicable to the Company or by which the Company is bound or to which any of the Company’s properties are subject, except where such violation, conflict or event of default would not result in a material adverse effect on the Company’s business, financial condition, results of operations or properties (a “MATERIAL ADVERSE EFFECT”). The Common Stock, upon issuance in accordance with the terms of this Securities Purchase Agreement and the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, as the case may be, are and will continue upon issuance to be duly authorized, validly issued, fully-paid and nonassessable and free of any Liens, claims or encumbrances and rights of first refusal.

(c)          Capitalization. The authorized Capital Stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding, and (ii) 100,000,000 shares of Common Stock, of which

[59,588,577] shares are issued and outstanding. Except with respect to any Securities to be issued in connection with this Securities Purchase Agreement, including the Warrants or as set forth on SCHEDULE 3.01(c) annexed hereto, there are no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition from the Company of any shares of its Capital Stock or obligating the Company to issue, repurchase, register or otherwise acquire, any shares of its Capital Stock or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire, any shares of Capital Stock of the Company.

(d)          Reports and Financial Statements. The Company has previously furnished the Purchaser with true and complete copies, as amended or supplemented, of the following documents, to the extent not available on the EDGAR system (i) Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Commission, (ii) proxy statements relating to all meetings of its shareholders (whether annual or special) since June 1, 2005 and (iii) all other reports or registration statements filed by the Company with the SEC since December 31, 2004 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to as the “COMPANY COMMISSION FILINGS”). The Company Commission Filings constituted all of the documents required to be filed by the Company with the Commission since December 31, 2004. As of their respective dates, such Company’s Commission Filings (as amended or supplemented) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and any unaudited interim financial statements of the Company included in such Company’s Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and, in the case of the quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of the Company at the dates thereof and the results of its operations and its cash flows for the periods then ended.

(e)          Absence of Certain Changes or Events. Except as publicly disclosed or otherwise disclosed in writing to each Purchaser prior to the date of this Securities Purchase Agreement or as otherwise contemplated by this Securities Purchase Agreement, since, September 30, 2005, there has not been any material adverse change or material adverse development in the financial condition, results of operations, or the business or properties of the Company.

(f)           Information in the Registration Statement. None of the information relating to the Company, its officers or directors, supplied by the Company for inclusion or incorporation by reference in the registration statement (the “REGISTRATION STATEMENT”) to be filed with the Commission by the Company pursuant to the Registration Rights Agreement to be entered into between the Company and the

Purchasers or any amendments or supplements thereto, will, at the time it becomes effective under the Securities Act and at the effective date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the effective date any event with respect to the Company, its officers or directors should occur which is required to be described in an amendment, or a supplement to, the Registration Statement, such event shall be so described and such description in such amendment or supplement of such information will not contain any statement which, at the time and in light of circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or in the Registration Statement or necessary to make the statements therein or in the Registration Statement not false or misleading.

(g)          Compliance With Laws. The conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Except as set forth on SCHEDULE 3.01(g) annexed hereto, the Company has not received notice of any alleged material violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority applicable to the Company or any of its assets or properties which has not been satisfactorily disposed of.

(h)          Consents. Except as set forth on SCHEDULE 3.01(h) annexed hereto, no consent or waiver of, order or approval by, or filing with any governmental authority or other third party is required in connection with the Company’s execution, delivery and performance of this Securities Purchase Agreement.

(i)           Litigation Proceedings. Except as set forth on SCHEDULE 3.01(i) annexed hereto, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Securities Purchase Agreement and (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(j)           No Default or Violation. Except as set forth on SCHEDULE 3.01(j) annexed hereto, the Company (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject or (iv) is not in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, except in each case for defaults and violations which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not in breach of any agreement where such breach, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k)          Private Offering. Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to each Purchaser hereunder to the registration requirements of the Securities Act. The offer, sale and issuance of the Common Stock to the Purchaser will not be integrated with any other offer, sale and issuance of the Company’s securities (past, current, or future) under the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of each Purchaser contained in Section 3.02 hereof, the offer, sale and issuance by the Company to each Purchaser of the Securities hereunder is exempt from the registration requirements of the Securities Act.

(l)           Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)         No General Solicitation. The Company has not solicited any offer to buy or sell the Securities hereunder by means of any form of general solicitation or advertising.

(n)          Listing and Maintenance Requirements Compliance. Except as set forth on SCHEDULE 3.01(n) annexed hereto, the Company has not in the two years preceding the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

(o)          Registration Rights; Rights of Participation. Except as set forth on SCHEDULE 3.01(o) annexed hereto, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied, and no person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Securities Purchase Agreement.

SECTION 3.02.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

In order to induce the Company to enter into this Securities Purchase Agreement and issue the Securities, each Purchaser represents and warrants to the Company, only with respect to itself, as follows:

(a)          Organization, Good Standing and Corporate Power. Such Purchaser is an entity duly formed, validly existing and in good standing under the laws of the State of its organization, with all requisite corporate power and authority to own its properties, conduct its business, enter into this Securities Purchase Agreement and perform its obligations hereunder.

(b)          Due Authorization; Enforceability; No Conflicts. Such Purchaser has taken all action necessary to authorize the execution, delivery and performance by it of this Securities Purchase Agreement. Assuming the due execution and delivery of this Securities Purchase Agreement by the Company, this Securities Purchase Agreement constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors’ rights generally, the availability of equitable remedies and general equity principles. The execution, delivery and performance by such Purchaser of this Securities Purchase Agreement and compliance by such Purchaser with the terms hereof will not violate, conflict with or cause an event of default under such Purchaser’s organizational documents or any other agreement, instrument, judgment, order, law, rule or regulation by which such Purchaser is bound or to which any properties of such Purchaser are subject, except where such violation, conflict or event of default would not result in a material adverse effect on such Purchaser’s business, financial condition, results of operations or properties (a “MATERIAL ADVERSE EFFECT”).

(c)          Accredited Investor. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act and such Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities.

(d)          Investment. Such Purchaser is acquiring the Securities in the ordinary course of its business and for investment for its own account and not with a present view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of certain exemptions from the registration provisions thereof that depend upon, among other things, the truth and accuracy of such Purchaser’s representations and warranties herein. Such Purchaser acknowledges that until the earlier to occur of (x) ninety days (90) from the Closing Date and (y) the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective, such Purchaser shall not engage in any Short Sales of the Company’s common stock, will not use any of the Securities acquired in connection with the transactions contemplated hereby to cover any short position in the Common Stock of the Company in violation of applicable securities laws and will not sell any of the Securities acquired in connection with the transactions contemplated hereby. For purposes hereof, “Short Sales” shall mean “short sales” as defined in Regulation SHO adopted by the Commission under the 1934 Act and all types of direct and indirect stock pledges or similar arrangements having the effect of hedging the securities or investment made hereunder.

(e)          Restricted Transferability. Such Purchaser acknowledges that the Securities are being offered and sold hereunder in a private placement that is exempt from the registration requirements of the Securities Act and that certificates or other instruments for the Securities will bear the legend set forth in Section 3.02(f) below.

(f)           Legends. The Purchaser understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(g)          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, "RULE 144").

(h)          The Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 may be made in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller or Person through whom the sale is made may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

ARTICLE FOUR

COVENANTS

SECTION 4.01.	PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, would reasonably be expected, by law, to become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.02.	MAINTENANCE OF PROPERTIES AND INSURANCE.

(a)          The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.02 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Securities Purchase Agreement.

(b)          The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.03.	COMPLIANCE WITH LAWS.

The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 4.04.	COMMISSION REPORTS.

(a)          The Company will deliver to each Purchaser promptly, but in any event no later than 5 Business Days after it files with the Commission, to the extent not available on the EDGAR system, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(b)          In the event the Company is not required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to each Purchaser.

SECTION 4.05.	SECURITIES MATTERS.

The Company shall file all periodic reports required to be filed with the Commission pursuant to the Exchange Act in a timely manner and shall not terminate its status as an issuer required to file periodic reports under the Exchange Act.

The Company shall promptly secure the listing of all Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing. The Company shall maintain the Common Stock’s authorization for quotation on the NASDAQ National market or obtain a listing on the NASDAQ SmallCap Market, The New York Stock Exchange or the American Stock Exchange.

The Company shall timely file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the date of the Closing, take such actions as shall be reasonably necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser pursuant to this Securities Purchase Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the date of the Closing.

SECTION 4.06.	USE OF PROCEEDS.

The Company will use the proceeds from the sale of the Securities to pay existing indebtedness of the Company, for working capital, strategic acquisitions, if any, and general corporate purposes.

ARTICLE FIVE

CONDITIONS

SECTION 5.01.	CONDITIONS TO THE COMPANY’S OBLIGATION.

The obligation of the Company hereunder to issue and sell the Securities to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a)          Such Purchaser shall have delivered to the Company the Registration Rights Agreement duly executed by such Purchaser.

(b)          Such Purchaser and each other Purchaser shall have delivered to the Company the Purchase Price for the Securities, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)          The representations and warranties of each Purchaser contained in Section 3.02 of this Securities Purchase Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

(d)          Each Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Securities Purchase

Agreement to be so performed or complied with by such Purchaser at or before the Closing.

SECTION 5.02.	CONDITIONS TO THE PURCHASER’S OBLIGATION.

The obligation of each Purchaser to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)          Such Purchaser shall have received the Registration Rights Agreement and the Warrant duly executed by the Company.

(b)          Such Purchaser shall have received certificates for shares of Common Stock to be purchased by it at the Closing.

(c)          Such Purchaser shall have received an Opinion of Counsel from the Company in substantially the form of Exhibit C attached hereto.

(d)          Such Purchaser shall have received a certified copy of the Certificate of Incorporation of the Company, together with a Good Standing Certificate with respect to the Company issued by the Secretary of State of such state of incorporation as of a date within 30 days of the date of the Closing.

(e)          Such Purchaser shall have received a copy of the certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State of the State of New York as of a date within 30 days of the date of the Closing.

(f)           Such Purchaser shall have received a certificate executed by the Secretary of the Company and dated as of the date of the Closing, certifying as to (i) the resolutions as adopted by the Company’s Board of Directors in connection with the authorization of the transactions contemplated hereby, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the time of the Closing Date.

(g)          Such Purchaser shall have received a copy of all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(h)          Such Purchaser shall have received a copy of such other documents relating to the transactions contemplated by this Securities Purchase Agreement as the Purchaser or its counsel may reasonably request.

(i)           The representations and warranties of the Company contained in Section 3.01 of this Securities Purchase Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

(j)           The Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Securities Purchase Agreement to be so performed or complied with by the Company at or before the Closing.

ARTICLE SIX

MISCELLANEOUS

SECTION 6.01.	NOTICES.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by verifiable facsimile transmission or by reputable overnight delivery service, addressed as follows:

if to the Company:

Viewpoint Corporation

498 Seventh Avenue, Suite 1810

New York, New York 10018

Facsimile: (212) 201-0846

Attention:	General Counsel

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Facsimile: (212) 822-5171

Attention: Alexander M. Kaye, Esq.

If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers.

The Company and each Purchaser by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to a party shall be deemed to have been given or made as of the date so delivered if personally delivered; when received if by facsimile transmission or electronic mail; and one (1) business day after mailing by reputable overnight courier (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).

SECTION 6.02.	GOVERNING LAW.

THIS SECURITIES PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITIES PURCHASE AGREEMENT.

SECTION 6.03.	SUCCESSORS.

All agreements of the Company in this Securities Purchase Agreement shall bind its successors.

SECTION 6.04.	COUNTERPARTS.

The parties may sign any number of copies of this Securities Purchase Agreement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery by facsimile of an executed counterpart of any signature page to this Securities Purchase Agreement to be executed hereunder shall have the same effectiveness as delivery of a manually executed counterpart thereof.

SECTION 6.05.	SEVERABILITY.

In case any one or more of the provisions in this Securities Purchase Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 6.06.	INDEPENDENT NATURE OF PURCHASER'S OBLIGATIONS AND RIGHTS.

The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Securities Purchase Agreement. Each Purchaser has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Securities Purchase Agreement or the other transaction documents, individually, and shall not be required to join any other Purchaser as an additional party in any proceeding for such purpose.

SECTION 6.07.	PAYMENT OF EXPENSES.

The Company shall pay Mazzeo Song LLP, legal counsel to Richard Keller, an aggregate amount of $20,000 at the Closing, which amount may be netted from the Purchase Price payable by Mr. Keller.

[SIGNATURE PAGES TO FOLLOW]

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

VIEWPOINT CORPORATION

By:	/s/ William H. Mitchell
	Name:	William H. Mitchell
	Title:	Chief Financial Officer

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Richard B. Keller II

Signature of Authorized Signatory of Purchaser: /s/ Richard B. Keller II

Name of Authorized Signatory: Richard B. Keller II

Title of Authorized Signatory: N/A

Email Address of Purchaser: richardkeller2@comcast.net

Address for Notice of Purchaser:

1453 Officers Row
Vancouver, WA 98661

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $2,300,000

Shares of Common Stock: 2,300,000

Warrant Shares: 460,000

EIN/Social Security Number: ###-##-####

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Lagunitas Partners LP

Signature of Authorized Signatory of Purchaser: /s/Jon D. Gruber

Name of Authorized Signatory: Jon D. Gruber

Title of Authorized Signatory: General Partner

Email Address of Purchaser:________________________________

Address for Notice of Purchaser:

c/o Gruber & McBaine Cap Mgmt
attn: Christine Arroyo
50 Osgood Place – PH
San Francisco, CA 94133

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $630,000

Shares of Common Stock: 630,000

Warrant Shares: 126,000

EIN/Social Security Number: 94-3052761

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Gruber & McBaine International

Signature of Authorized Signatory of Purchaser: /s/Jon D. Gruber

Name of Authorized Signatory: Jon D. Gruber

Title of Authorized Signatory: Investment Advisor

Email Address of Purchaser:________________________________

Address for Notice of Purchaser:

c/o Gruber & McBaine Cap Mgmt
attn: Christine Arroyo
50 Osgood Place – PH
San Francisco, CA 94133

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $170,000

Shares of Common Stock: 170,000

Warrant Shares: 34,000

EIN/Social Security Number: N/A

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Jon D. and Linda W. Gruber Trust

Signature of Authorized Signatory of Purchaser: /s/Jon D. Gruber

Name of Authorized Signatory: Jon D. Gruber

Title of Authorized Signatory: Trustee

Email Address of Purchaser:_______________________________

Address for Notice of Purchaser:

c/o Gruber & McBaine Cap Mgmt
attn: Christine Arroyo
50 Osgood Place –PH
San Francisco, CA 94133

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $200,000

Shares of Common Stock: 200,000

Warrant Shares: 40,000

EIN/Social Security Number: ###-##-####

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Endeavour L.P.
Signature of Authorized Signatory of Purchaser: /s/ John S. Maring
Name of Authorized Signatory: John S. Maring

Title of Authorized Signatory: General Partner (President)

Email Address of Purchaser: jsmaring@yahoo.com

Address for Notice of Purchaser:

9415 N.E. 27th Street
Clyde Hill, WA 98004-1703

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $500,000

Shares of Common Stock: 500,000

Warrant Shares: 100,000

EIN/Social Security Number: 91-174015

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Chesapeake Partners Limited Partnership

Signature of Authorized Signatory of Purchaser: /s/ Mark Lerner

Name of Authorized Signatory: Mark Lerner

Title of Authorized Signatory: Member, CP Management, L.L.C.

Email Address of Purchaser: mlerner@chespartners.com

Address for Notice of Purchaser:

CP Management, L.L.C.
1829 Reisterstown Road, Suite 420
Baltimore, MD 21208

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $250,000

Shares of Common Stock: 250,000

Warrant Shares: 50,000

EIN/Social Security Number: 54-1599401

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Chesapeake Partners International Ltd.

Signature of Authorized Signatory of Purchaser: /s/ Mark Lerner

Name of Authorized Signatory: Mark Lerner

Title of Authorized Signatory: Member, CP Management, L.L.C.

Email Address of Purchaser: mlerner@chespartners.com

Address for Notice of Purchaser:

CP Management, L.L.C.
1829 Reisterstown Road, Suite 420
Baltimore, MD 21208

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $250,000

Shares of Common Stock: 250,000
Warrant Shares: 50,000

EIN/Social Security Number: N/A

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Sonz Partners LP
Signature of Authorized Signatory of Purchaser: /s/ Paul D. Sonz
Name of Authorized Signatory: Paul D. Sonz

Title of Authorized Signatory: General Partner

Email Address of Purchaser: lee@sonzpartners.com

Address for Notice of Purchaser:

Paul D. Sonz Partners
1001 Second Street, Suite 255
Napa, CA 94559
(707) 255-0766

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $400,000

Shares of Common Stock: 400,000

Warrant Shares: 80,000

EIN/Social Security Number: 22-2750463

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Nite Capital LP

Signature of Authorized Signatory of Purchaser: /s/ Keith A. Goodman

Name of Authorized Signatory: Keith A. Goodman

Title of Authorized Signatory: Manager of the General Partner

Email Address of Purchaser: keith@nitecapital.com

Address for Notice of Purchaser:

Nite Capital LP
100 East Cook Avenue, Ste 201
Libertyville, IL 60048

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $300,000

Shares of Common Stock: 300,000

Warrant Shares: 60,000

EIN/Social Security Number: 20-1487251

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: William H. Benton
Signature of Authorized Signatory of Purchaser: /s/ William H. Benton

Name of Authorized Signatory: William H. Benton

Title of Authorized Signatory: __________________________

Email Address of Purchaser: billyben01@aol.com

Address for Notice of Purchaser:

2774 Andrews Dr., #8
Atlanta, GA 30305

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $100,000

Shares of Common Stock: 100,000

Warrant Shares: 20,000

EIN/Social Security Number: ###-##-####

Exhibit A

Schedule of Purchasers

(1)	(2)	(3)	(4)	(5)

Purchaser	Mailing Address / Phone / Email	Common Shares	Warrants	Purchase Price

Richard B. Keller II	1453 Officers Row Vancouver, WA 98661-3858 Telephone: 503.515.1011 Email: richardkeller2@comcast.net	2,300,000	460,000	$2,300,000

Lagunitas Partners LP	Gruber & McBaine 50 Osgood Pl. Penthouse San Francisco, CA 94133 Telephone: 415.981.2101 Email: jon@gmcm.com	628,000	125,600	$1,000,000

Gruber & McBaine International	Gruber & McBaine 50 Osgood Pl. Penthouse San Francisco, CA 94133 Telephone: 415.981.2101 Email: jon@gmcm.com	172,000	34,400	$172,000

Jon D and Linda W Gruber Trust	Gruber & McBaine 50 Osgood Pl. Penthouse San Francisco, CA 94133 Telephone: 415.981.2101 Email: jon@gmcm.com	200,000	40,000	$200,000

Endeavour LP	9415 NE 27th Street Clydehill, WA 98004 Telephone: 503.804.1040 Email: jsmaring@yahoo.com	500,000	100,000	$500,000

Chesapeake Partners Limited Partners	1829 Reisterstown Road, Suite 420 Baltimore, MD 21208 Telephone: 410-602-0195 Email: mgotlin@chespartners.com	250,000	50,000	$500,000

Chesapeake Partners International Limited	1829 Reisterstown Road, Suite 420 Baltimore, MD 21208 Telephone: 410-602-0195 Email: mgotlin@chespartners.com	250,000	50,000

Sonz Partners LP	Paul D. Sonz Partners 1001 Second Street, Suite 255 Napa, CA 94559 Telephone: 707.255.0766 Email: lee@sonzpartners.com	400,000	80,000	$400,000

Nite Capital, LP	100 East Cook Avenue, Suite 201 Libertyville, IL 60048 Telephone: 847.968.2648 Email: keith@nitecapital.com	300,000	60,000	$300,000

William Benton	2774 Andrews Drive, #8 Atlanta, GA 30305 Telephone: 404.237.2626 Email: billyben01@aol.com	100,000	20,000	$100,000

Exhibit A - 1

Exhibit B

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

VIEWPOINT CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ____

Number of Shares:______________

Date of Issuance: December __, 2005 (“Issuance Date”)

Viewpoint Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________, the registered holder hereof or its permitted assigns (the “Holder”) , is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock with the Exercise Notice attached hereto as Exhibit A duly executed and payment therefore as provided herein at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), ______________ (_______) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 2.01 of that certain Securities Purchase Agreement, dated as of December 29, 2005 (the “Initial Issuance Date”), among the Company and the purchasers (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”).

Exhibit B - 1

1.            TERM OF WARRANT.       Subject to the terms and conditions hereof, this Warrant shall be exercisable, in whole or in part, during the three year term commencing on the date hereof and ending at 11:59 P.M New York Time, on December 29, 2008 (the “Expiration Date”), and shall be void thereafter.

2.            EXERCISE OF WARRANT.

(a)           Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2(d)), this Warrant may be exercised by the holder hereof on any day, in whole or in part prior to the Expiration Date by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such holder’s election to exercise this Warrant, (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds and (iii) the surrender to the Company, on or as soon as practicable following the date the holder of this Warrant delivers the Exercise Notice to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). On or before the third Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), the Company shall (X) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. Upon delivery of the Exercise Notice, this Warrant and the Aggregate Exercise Price referred to in clause (ii) above, the Holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the date of the Exercise Notice, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. If the number of Warrant Shares represented by this Warrant submitted for exercise pursuant to this Section 2(a) is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all documentary stamp, transfer or similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Exhibit B - 2

(b)          Net Exercise. Notwithstanding the foregoing, if the Holder submits an Exercise Notice at any time following the one-year anniversary of the Initial Issuance Date, and at such time an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder, the Holder may elect to pay the Exercise Price in either cash or pursuant to a cashless exercise (a “Cashless Exercise”), as hereinafter provided, or, at the election of Holder, a combination thereof. The Holder may effect a Cashless Exercise by (i) delivery of an Exercise Notice noting that the Holder wishes to effect a Cashless Exercise and (ii) the surrender to the Company, on or as soon as practicable following the date the Holder delivers the Exercise Notice to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), upon which the Company shall (X) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The number of Warrant Shares to be issued to the Holder pursuant to a Cashless Exercise shall be determined as follows:

X = Y x (A-B)/A
where:
X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the fair market value of one share of Common Stock at the date of exercise; and
B = the Exercise Price.

For purposes of this Section 2(b), the fair market value of one share of Common Stock shall be determined in good faith by the Company’s Board of Directors; provided, however, that if the Company’s Common Stock is traded on a national exchange or over-the-counter market, the fair market value per share shall be the cumulative twenty (20) – day Volume Weighted Average Price (“VWAP”) of the Common Stock for the twenty trading days immediately preceding (but not including) the date of exercise, calculated by adding up the dollars traded on such national exchange or over-the-counter market for every transaction during the twenty (20) – day period (price times shares traded) and then dividing by the total shares traded on such national exchange or over-the-counter market for the twenty (20) – day period.

(c)         Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.20, subject to adjustment as provided herein.

(d)         Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to

Exhibit B - 3

the holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(e)         Limitations on Exercises. In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this Section 2(e), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 2(e) applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 2(e) applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 2(e). This Section 2(e) may not be amended unless such amendment is agreed to in writing by the Holder and approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right to waive the provisions of this Section 2(e) upon prior written notice to the Company following the announcement of an Organic Change (as defined below), or otherwise upon sixty (60) days’ prior written notice to the Company. Notwithstanding the foregoing, this Section 2(e) shall not apply to any Holder that has checked the box on the signature page to this Warrant providing that this provision shall not be applicable to the Holder.

3.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.          RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)         any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the

Exhibit B - 4

Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(b)         the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of common stock (“Other Common Stock”) of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant may elect to receive a warrant to purchase Other Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

5.           ORGANIC CHANGE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of SPA Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding) to deliver to the holder of this Warrant in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holder of this Warrant (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holder of this Warrant may elect to treat such Person as the Acquiring Entity for purposes of this Section 5. Prior to the consummation of any other Organic Change, the Company shall be required to make

Exhibit B - 5

appropriate provision to insure that the holder of this Warrant thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 2(d)(i) and 2(d)(ii) of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 2(d)(i) and 2(d)(ii) of this Warrant).

6.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) will, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

7.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, solely in such Person’s capacity as a holder, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person’s capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8.	REISSUANCE OF WARRANTS.

(a)         Transfer of Warrant. If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 8(d)), registered as the holder of this Warrant may request, representing the right to purchase the

Exhibit B - 6

number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

(b)         Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form and reasonably acceptable to the Company (based, in part, on the net worth of, or security provided by, the Holder) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)         Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)         Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.01 of the Securities Purchase Agreement. The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

10.        AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the

Exhibit B - 7

written consent of the holder of this Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11.        GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.        CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the holder of this Warrant. If the holder of this Warrant and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and reasonably approved by the holder of this Warrant or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.        REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.        TRANSFER.   This Warrant may not be offered for sale, sold, transferred or assigned in whole or in part without compliance with all applicable federal and state securities

Exhibit B - 8

laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended, applicable state securities laws and as may otherwise be required pursuant to the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Holder executing the Exercise Notice attached as Exhibit A hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

16.        CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)         “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)          “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(d)         “Registration Rights Agreement” means that certain registration rights agreement between the Company and the Purchasers.

[Signature Page Follows]

Exhibit B - 9

                IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

VIEWPOINT CORPORATION

By:
Name: Title:

Exhibit B - 10

Accepted and Agreed

☐ The Holder hereby elects that Section 2(e) shall not be applicable to the Holder.

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

Email Address of Holder:________________________________

Exhibit B - 11

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

VIEWPOINT CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Viewpoint Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares

___________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. [Insert this paragraph (2) in the event that the Holder has not elected a Cashless Exercise in accordance with the terms of the Warrant as to all of the Warrant Shares to be issued pursuant hereto] Payment of Exercise Price. The holder is hereby delivering to the Company payment in the amount of $_________ representing the Aggregate Exercise Price for such Warrant Shares in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Exhibit B - 12

Exhibit C

Opinion of Counsel

December 29, 2005

The Investors Listed on the Schedule

of Purchasers Attached to the Securities

Purchase Agreement

Dear Sirs:

I am General Counsel of Viewpoint Corporation, a Delaware corporation (the “Company”), and I am delivering this opinion letter in connection with the Securities Purchase Agreement, dated as of December 29, 2005 (the “Purchase Agreement”), by and between the Company and the investors listed on the Schedule of Purchasers attached thereto (individually, the “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement. This opinion letter is delivered to you pursuant to Section 5.02(c) of the Purchase Agreement.

In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

(a)	the Purchase Agreement;
(b)	the Registration Rights Agreement;
(c)	the Common Stock to be issued on the date hereof;
(d)	the Warrants; and

(e)	such records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures (other than signatures on behalf of the Company), the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon representations and warranties made in or pursuant

Exhibit C - 1

to the Purchase Agreement, Registration Rights Agreement and the Warrants and certificates of governmental officials.

`In rendering the opinions expressed below, I have assumed (except as to the Company), with respect to all of the documents referred to in this opinion letter, that:

(i)

such documents (x) have been duly authorized by, (y) have been duly executed and delivered by, and (z) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized;
(iii)	all of the parties to such documents are duly organized and validly existing; and
(iv)	all of the parties have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

1.            The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business in the State of New York.  Each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted, except, with respect to all of the foregoing, as would not be reasonably expected to have a Material Adverse Effect.

2.            The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Warrants including, without limitation, the issuance of the Common Stock in accordance with the terms thereof.

3.            The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Warrants and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on its part and do not violate (i) its certificate of incorporation and by-laws or (ii) any applicable law, rule or regulation of the United States or the State of New York.

4.            When issued in accordance with the terms of the Purchase Agreement, the Common Stock will (i) be free of any liens created by the Company and (ii) be validly issued.

5.            Subject to the accuracy as to factual matters of the Purchaser’s representations in Section 3.02 of the Purchase Agreement, the offer and sale of the Common Stock in the manner contemplated by the Purchase Agreement do not require registration under the 1933 Act.

Exhibit C - 2

6.            No consent or authorization of, filing with, notice to or registration with, any federal or New York State court, or any third party is required to be obtained by the Company (i) to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement or the Warrants or (ii) for the issuance and sale of the Common Stock as contemplated thereby, except for the filing of the Registration Statement with the Commission and a Form D with the Commission.

7.            The Purchase Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered on behalf of the Company, and constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

8.            Except as disclosed in the Purchase Agreement, no action, suit, proceeding or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or, to my knowledge, threatened against the Company or any of the properties or assets of the Company which (i) adversely affects or challenges the legality, validity or enforceability of the Purchase Agreement and (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

9.            The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Warrants, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof do not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge or encumbrance on or against any of the properties of the Company pursuant to, any agreement, note, lease, mortgage, deed or other instrument (other than the Certificate of Incorporation or By-laws of the Company, as to which I express no opinion in this paragraph) to which the Company is a party or by which the Company is bound or affected, or any statute, law, rule or regulation applicable to the Company or, to my knowledge, any order, writ, injunction or decree.

The foregoing opinions are subject to the following comment and qualification:

The enforceability of provisions in the Purchase Agreement, the Registration Rights Agreement and the Warrants to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction. I do not express any

Exhibit C - 3

opinion as to the insurance laws, rules, regulations or determinations of any jurisdiction (including, without limitation, the State of New York).

This opinion letter is provided to you by me in my capacity as General Counsel to the Company, and this opinion letter may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Warrants without, in each instance, my prior written consent.

Very truly yours,

Andrew J. Graf

VP and General Counsel

Exhibit C - 4